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Exhibit 10.1

September 25, 2006

Restaurant Acquisition Partners, Inc.
5950 Hazeltine National Drive, Suite 290
Orlando, FL 32822

Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, New York 10022

Capital Growth Financial, LLC
225 NE Mizner Boulevard, Suite 750
Boca Raton, FL 33432

Re: Initial Public Offering

Ladies and Gentlemen:

        Each of the undersigned officers, directors and stockholders of Restaurant Acquisition Partners, Inc. (the "Company"), in consideration of Capital Growth Financial, LLC ("CGF") and Ladenburg Thalmann & Co. Inc. (collectively with CGF, the "Underwriters") consummating the transactions contemplated by the underwriting agreement dated as of October     , 2006 between the Company and CCF (the "Underwriting Agreement") relating to the Company's initial public offering ("IPO"), hereby severally and jointly agree as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

          1.     If the Company solicits approval of its stockholders of an Initial Transaction, each of the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares and all shares of Company Common Stock acquired by him in the IPO or in the aftermarket in favor of the Initial Transaction.

          2.     Each of the undersigned will escrow his Insider Shares until one year after the date of the consummation of an Initial Transaction, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company as escrow agent.

          3.     If the Company fails to consummate an Initial Transaction within 18 months from the initial closing of the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO (the "Prospectus")), each of the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. Each of the undersigned hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the amount on deposit in the trust account at JPMorgan Chase (as described in the Prospectus) with respect to his Insider Shares and waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company to or against the trust account and will not seek recourse against the trust account for any reason whatsoever, in each case except in connection with exercising his rights with respect to any shares of Company common stock acquired by him in the IPO or in the aftermarket. Each of the undersigned (severally and not jointly) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably paid in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject to as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold (the "Loss") but only to the extent necessary to ensure that the Loss does not reduce the amount in the trust account; provided, however, that each of the undersigned shall only be liable (severally and not jointly) for thirty-three and one-third percent of the total Loss. Nothing contained herein shall be construed to suggest that the undersigned may be held personally liable for any loss, liability claims, damage or expense which the Company may become subject to as a result of any claim by a prospective target if an Initial Transaction is not consummated with that prospective target, or for claims from any entity other than vendors.

          4.     In order to minimize potential conflicts of interest which may arise from multiple affiliations, each of the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity which may reasonably be required to be presented to the Company under Delaware law, until the earliest of the consummation by the Company of an Initial Transaction, the liquidation of the Company and such time as the undersigned ceases to be an officer of the Company, subject to any pre-existing fiduciary obligations any of the undersigned might have.

          5.     Each of the undersigned acknowledges and agrees that the Company will not consummate any Initial Transaction which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm that the Initial Transaction is fair to the Company's stockholders from a financial point of view.

          6.     Prior to the consummation of a Business Combination (as defined in the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation")), none of the undersigned will vote in favor of or otherwise consent to any amendment or waiver of any of the provisions of Article Fifth of the Certificate of Incorporation.

          7.     Neither the undersigned, any member of the family of the undersigned or any affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates an Initial Transaction.

          8.     Each of the undersigned intends to devote a minimum of forty percent of his business time each month on pursuing the Initial Transaction. The undersigned's biographical information furnished to the Company and the Underwriters is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaires furnished to the Company and the Underwriters are true and accurate in all respects. The undersigned represents and warrants that:

            (a)   he is not subject to or a respondent in any legal action for, any injunction cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

            (b)   he has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

            (c)   he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

          9.     Each of the undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as an executive officer and director of the Company as contemplated by the Prospectus.

          10.   None of the undersigned, any member of the family of any of the undersigned nor any affiliate of any of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Initial Transaction;

  provided that commencing on the Effective Date, Pacific Ocean Restaurants ("Related Party"), shall be allowed to charge the Company a portion of Related Party's overhead, $7,500 per month, to compensate it for certain limited administrative, technology and secretarial services, as well as the use of certain limited office space located at 5950 Hazeltine National Drive, Suite 290, Orlando, Florida 32822, that it will provide to the Company. Related Party and each of the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with activities on the Company's behalf, including, without limitation, seeking, performing due diligence on and consummating an Initial Transaction.

          11.   Each of the undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Underwriters and its legal representatives or agents (including any investigative search firm retained by CGF) any information they may have about such undersigned's background and finances ("Information"), purely for the purposes of the Company's IPO (and shall thereafter hold such information confidential). Neither any Underwriters nor its agents shall be violating any of the undersigned's right of privacy in any manner in requesting and obtaining the Information and each of the undersigned hereby releases them from liability for any damage whatsoever in that connection.

          12.   As used herein, (i) an "Initial Transaction" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition or other similar business combination of one or more operating business or businesses, or a series of such transactions, that has a fair market value of at least 80% of the Company's net worth at the time of such transaction; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

[Remainder of Page Intentionally Left Blank.]

        IN WITNESS WHEREOF, each of the undersigned has executed this Letter Agreement as of the date first written above.

/s/ CHRISTOPHER R. THOMAS Name: Christopher R. Thomas
/s/ CLYDE E. CULP III Name: Clyde E. Culp III
/s/ JOHN CREED Name: John Creed

[SIGNATURE PAGE TO LETTER AGREEMENT]

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Exhibit 10.1